AGREEMENT FOR PROFESSIONAL SERVICES
                       -----------------------------------


     AGREEMENT made this _____ day of May, 2000, between AFFILIATED RESOURCES CORPORATION (ARCX), a Colorado Corporation, residing at 3050 Post Oak Blvd., Suite 1080, Houston, Texas 77056, hereinafter referred to as the Client, and THE BRADLE GROUP, INC., a Texas Corporation, whose address is P. O. Box 1017, Lampasas, Texas 76550, hereinafter referred to as the Consultant.

                                    RECITALS

     The Client is a public company traded on the OTC as ARCX, and operates as a holding company. Its principal place of business is located in Houston, Texas.

     The Client is currently engaged in several projects and desires to engage the services of Consultant to assist in such projects and to render his services on the terms and conditions provided in this agreement.

     The Consultant is in the business of providing consultation for business purposes and desires to render his professional services for the Client as provided herein.

     THEREFORE, the Client hereby engages the services of the Consultant, and in consideration of the mutual promises herein contained, the parties agree as follows:

                                      TERM

     1. The terms of this agreement shall be effective on the date of its execution and will remain in full force and effect for the period of one (1) year. After the period of one (1) year, the parties have the option to extend the terms of this agreement for one (1) additional year.

                                    SERVICES

     2. The services to be provided are as follows: provide business consulting services to all operations of Client; negotiate with creditors; negotiate sales of any companies or assets on Client's behalf; interface with attorneys in the ongoing litigation between Client, Client's subsidiaries, and creditors; advise the board of directors on an as-needed basis; advise the corporate officers on an as-needed basis; negotiate business contracts on behalf of the Client; assist in developing new business opportunities for Client; assist in expanding existing operations; provide business strategies to enhance Client's operations. Client's responsibilities will be to provide any documents, evidence, etc. in order to comply with any court orders; and to facilitate any other normal business transaction that may be necessary.

                           USE OF AGENTS OR ASSISTANTS

     3. To the extent reasonably necessary for the Consultant to perform his duties hereunder, the Consultant shall be authorized to engage the services of any agents or assistants which he may deem proper, and he may further employ, engage, or retain the services of such other persons or corporations to aid or assist him in the proper performance of his duties. The cost of the services of such agents or assistants shall be borne by the Consultant, but reimbursed to Consultant by Client upon written notice of costs.

     However, should it become necessary for Client to retain specialized services, the Consultant may select the appropriate personnel upon approval by the Client. Client will be responsible for the fees and costs of additional specialists.

                                   FACILITIES

     4. Client shall allow Consultant to have access to all pertinent business records and documents, and Consultant shall have reasonable access to office space at Client's business when necessary.

                                       FEE

     5. For services to be rendered under this agreement, the Consultant shall be entitled to a fee as follows: 250,000 free-trading common shares of ARCS to be delivered to Consultant within twenty (20) days of the execution of this Agreement; 250,000 free-trading option shares at $.10 per share, irrevocable and with no time limit, and said shares are to be free-trading once the shares are exercised under this option agreement; an hourly rate of $75.00, due and payable within thirty (30) days from the date of invoice.

     Should the Client require additional services, the fee for any such additional services shall be negotiated and paid separately.

                                    EXPENSES

6. Consultant will not seek a reimbursement of expenses under the agreed compensation package with exception to any travel beyond Lampasas, Texas. Consultant will be responsible for reasonable and customary expenses. Consultant will be reimbursed for all phone expenses and will be reimbursed mileage at the rate of $.31 per mile.
                    WARRANTIES AND REPRESENTATIONS BY CLIENT

     7. ARCX warrants and represents that any common shares issued shall be free-trading, fully registered, and in total compliance with SEC and state securities laws and regulations.

     ARCX warrants and represents that any and all actions or work requested of Consultant will be in total compliance with all federal and state securities laws.

     ARCX shall make its securities counsel available to Consultant at Client's expense, to review any matter or to advise Consultant on any securities matter related to the Client.

     ARCX shall make its corporate counsel available to Consultant at Client's expense, to review any matter or to advise Consultant on any securities matter related to the Client.

                                DEVOTION OF TIME

     8. The Consultant shall devote such time to the performance of his duties under this agreement as is reasonably necessary for a satisfactory performance. Should the Client require additional services not included in this agreement, the Consultant shall make a reasonable effort to fit such additional services into his time schedule without decreasing the effectiveness of his performance of his duties hereunder.

                                    INSURANCE

     9. The Consultant shall be an independent contractor and not an employee of the Client under this agreement and shall maintain a policy of liability insurance in the minimum amount of $100,000.00 to cover any claims arising out of the performance of his services under this agreement and shall further indemnify, save harmless, and defend the Client from any such claims arising from any act or omission of the Consultant or his agents.

     In addition, the Client shall carry a liability insurance policy with a minimum face value of $100,000.00.

                                ENTIRE AGREEMENT

     10. This agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof, and no other agreement, statement, or promise relating to the subject matter of this agreement which is not contained herein shall be valid or binding.



                               APPROVAL OF ACTION

     11. Any action taken by Consultant for the benefit of or on behalf of Client that involves a business transaction such as purchase of property, sale of property, settlement of lawsuit, execution of legal documents, etc. shall be subject to the prior approval of Client.

                                   ASSIGNMENT

     12. Neither this agreement nor any duties or obligations hereunder shall be assignable by the Consultant without the prior written consent of the Client. In the event of an assignment by the Consultant to which the Client has consented, the assignee or his legal representative shall agree in writing with the Client to personally assume, perform, and be bound by the covenants, obligations, and agreements contained herein.

                             SUCCESSORS AND ASSIGNS

    13. Subject to the provision regarding assignment, this agreement shall be binding on the heirs, executors, administrators, legal representatives, successors, and assigns of the respective parties.

                                 ATTORNEY'S FEES

    14. If any action at law or in equity is brought to enforce or interpret the provisions of this agreement, the prevailing party shall be entitled to reasonable attorney's fees in addition to any other relief to which he may be entitled.

                                  GOVERNING LAW

    15. The validity of this agreement and of any of its terms or provisions, as well as the rights and duties of the parties hereunder, shall be governed by the laws of the State of Texas and shall be enforceable in the City of Lampasas.

                                    AMENDMENT

    16. This agreement may be amended by the mutual agreement of the parties hereto in a writing to be attached to and incorporated into this agreement.

                               LEGAL CONSTRUCTION

    17. In case any one or more of the provisions contained in this agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision thereof and this agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

                                DEFAULT BY PARTY

    18. If either party to this agreement defaults or fails to complete an obligation created by this contract, the other party shall be entitled to reasonable costs and expenses, including attorney's fees and other necessary disbursements in addition to any other relief to which the party may be entitled.

                                 CONFIDENTIALITY

    19. Both parties to this contract agree that all terms and conditions hereto are confidential and shall not be revealed to any other party.

                                 INDEMNIFICATION

    20. The Client agrees to indemnify, save harmless, and defend the Consultant from all liability, loss, damage or injury arising out of or incident to the performance of this agreement, including, without limitation, all consequential damages, except for damages arising out of the errors or omissions of Consultant.

     Executed  at  Lampasas,  Texas,  on  the  day and year first above written.


CLIENT                                     CONSULTANT

AFFILIATED  RESOURCES                      THE  BRADLE  GROUP,  INC.,
CORPORATION  (ARCX),                       a  Texas  Corporation
a  Colorado  Corporation


BY:     BY:
   PETER  C.  VANUCCI,                     MICHAEL  R.  BRADLE,  President
   Chairman  and  CEO